Exhibit 99.1

Adeptus Health Inc. Receives NYSE Notice Regarding Late Form 10-K Filing

Lewisville, TX, March 23, 2017 /PRNewswire/ — Adeptus Health Inc. (NYSE:  ADPT) (the “Company”) announced today that, as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”), it has received a notice from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual.

As previously disclosed, the Company’s delay in filing the Form 10-K is due principally to the additional time the Company requires to complete its analysis of impairment of goodwill, intangible assets and investments in unconsolidated subsidiaries and evaluation of the need to write down its deferred tax assets. In addition, the Company has identified material weaknesses with respect to internal control over financial reporting in the areas of revenue recognition, accounts receivable, accounting for a contribution to an unconsolidated joint venture, and accounting for equity in (loss) earnings of unconsolidated joint ventures. Related to these areas where material weaknesses have been identified, the Company is evaluating the effect of errors in its condensed consolidated financial statements and consolidated financial statements for prior periods. An analysis of root causes and remediation plans are still in process. Also, there remains substantial doubt about the Company’s ability to continue as a going concern absent its securing committed long-term financing. Finally, the Company requires additional time to complete its financial closing procedures. The Company will not be able to file the Form 10-K until such matters have been resolved and the audit of its consolidated financial statements for 2016 is completed. The Company will file the Form 10-K as soon as practicable.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from March 16, 2017 to file the Form 10-K with the SEC. The Company can regain compliance with the NYSE listing standards before that date by filing the Form 10-K with the SEC.

About Adeptus Health Inc.

Adeptus Health (NYSE:ADPT) is a leading patient-centered healthcare organization expanding access to the highest quality emergency medical care through its network of freestanding emergency rooms and partnerships with premier healthcare providers. Adeptus Health owns and operates First Choice Emergency Room, the nation’s largest and oldest network of freestanding emergency rooms and owns and/or operates hospitals and freestanding facilities in partnership with Texas Health Resources in Texas, UCHealth in Colorado, Dignity Health in Arizona, Ochsner Health System in Louisiana and Mount Carmel Health System in Ohio. All Adeptus Health freestanding facilities are fully equipped emergency rooms with a complete radiology suite of diagnostic technology, on-site laboratory, and staffed with board-certified physicians and emergency trained registered nurses. For the last four years, Adeptus Health has exceeded the

95th percentile in patient satisfaction according to patient feedback collected nationwide by Press Ganey Associates Inc. Adeptus Health also was named a 2016 Best Workplaces in Healthcare by Great Place to Work® and Fortune Magazine. For more information, please visit www.adhc.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Any forward-looking statements herein are made as of the date of this filing, and the Company undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov. Among the factors that could cause future results to differ materially from those provided in this communication are: our inability to execute a restructuring that maximizes value for all constituents while minimizing disruption to the Company’s operations; the risk that the analyses and evaluations discussed above are not completed in a timely manner; the risk that the failure to file the Company’s Form 10-K for the fiscal year ended December 31, 2016 in a timely manner could lead to the acceleration of the maturity of certain of the Company’s indebtedness and other financial obligations or the delisting of the Company’s Class A common stock by the NYSE; the risk that these or other risk factors impact the expected timing of the filing of the Form 10-K for the fiscal year ended December 31, 2016; our ability to implement our growth strategy; delays in conversion of patient receivables into cash, as well as increased potential for bad debt expense, associated with deficiencies in billing and collections related to our services; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreements; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities;

significant changes in the rules, regulations and systems governing Medicare and Medicaid reimbursements; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the three and nine months ended September 30, 2016.

Media Contact:

Joel Moore

Hill+Knowlton Strategies

Tel: (212) 885-0468

Email: Joel.Moore@hkstrategies.com